UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2009
__________________

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e)	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 9, 2009, Sypris Solutions, Inc. (the “Company”) entered into an employment agreement (“Employment Agreement”) with participants in the Company’s Executive Long-Term Incentive Program (“ELTIP”) for 2009 (the “2009 ELTIP”).  Each participant in the 2009 ELTIP, including named executive officers John R. McGeeney and Richard L Davis, and Chief Financial Officer Brian A. Lutes, executed an employment agreement, with the exception of Jeffrey T. Gill, the Company’s President and Chief Executive Officer.  The form of employment agreement is attached to this Report as Exhibit 99.1 and incorporated by reference herein.

Each Employment Agreement is for a term of one year and provides that if, during the term of the Employment Agreement, the employee’s employment is terminated without Cause (as defined in the Employment Agreement ) then (i) the employee will continue to receive his current salary for a period of 12 months following the date of termination, provided that if the employee becomes employed by another entity during such time, the employee will only receive 30% of such salary, and  (ii)  all of the employee’s outstanding restricted stock and stock options will become 100% vested and remain exercisable until the expiration date then in effect for such stock or options.  The Employment Agreements also contain confidentiality, non-compete and non-solicitation covenants by the employee during the term of the agreement.

Section 9– Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Form of Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

Dated: March 13, 2009	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number                                Description

99.1                                Form of Employment Agreement

3